SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4), and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

April 23, 2010

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank and New York Commercial Bank. The Annual Meeting will be held on Thursday, June 3, 2010 at 10:00 a.m., Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to any questions you may have.

On April 23, 2010, under rules established by the Securities and Exchange Commission, we sent the majority of those shareholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials, including our 2009 Annual Report, online, rather than in traditional printed form. The notice also explains the simple steps our eligible shareholders can follow in order to vote their shares online. If you are among the shareholders who received the notice explaining this process and would prefer to receive your proxy materials in the traditional hard copy format, the notice also explains how to arrange to have the printed materials sent to you in the mail. If you are among those who received their proxy materials in printed form, rather than the notice, please note that you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com.

To submit your vote, please sign, date, and return the enclosed proxy card promptly, or vote online or by telephone as instructed on the proxy card. As the holders of a majority of the Common Stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the meeting, we would appreciate your timely response.

To be admitted to the Annual Meeting of Shareholders, a shareholder must present both an admission ticket and photo identification. Procedures for shareholder admission to the meeting are described in this proxy statement on page 32, where you also will find information about how you can expedite the delivery of future proxy solicitation materials and help reduce our preparation and distribution costs through online delivery.

On behalf of the Board of Directors, officers, and employees of New York Community Bancorp, we thank you for your continued interest and support.

Sincerely,

Joseph R. Ficalora
Chairman, President and Chief Executive Officer

NEW YORK COMMUNITY BANCORP, INC.

615 Merrick Avenue

Westbury, New York 11590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 3, 2010

The Annual Meeting of Shareholders (the “Annual Meeting”) of New York Community Bancorp, Inc. will be held on Thursday, June 3, 2010 at 10:00 a.m., Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	The election of four directors to three-year terms;

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and

3.	Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

The Board of Directors has established April 5, 2010 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournments thereof. In the event that there are not sufficient shares present to constitute a quorum, or votes to approve or ratify any of the foregoing proposals, at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting.

By Order of the Board of Directors,

R. Patrick Quinn
Executive Vice President,
Chief Corporate Governance Officer, and Corporate Secretary

Westbury, New York

April 23, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 3, 2010:

The Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

NEW YORK COMMUNITY BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 3, 2010

Solicitation and Voting of Proxies

This proxy statement is being furnished to shareholders of New York Community Bancorp, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 3, 2010, and at any adjournments thereof. This proxy statement is being mailed to shareholders on or about April 23, 2010. The 2009 Annual Report on Form 10-K, including consolidated financial statements for the fiscal year ended December 31, 2009, accompanies this proxy statement.

As has been the case since 2008, the Company is taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to shareholders via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its shareholders of record and beneficial owners, unless they have directed the Company to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the Company’s Proxy Statement and Annual Report to Shareholders, as well as how to submit a vote over the Internet. Shareholders who receive the Notice and who would still like to receive a printed copy of the Company’s proxy materials, can find instructions for requesting these materials included in the Notice. The Company plans to mail the Notice to shareholders by April 23, 2010. The Company will continue to mail a printed copy of this Proxy Statement, proxy card and the Annual Report to certain shareholders on or about April 27, 2010.

It is important that holders of at least a majority of the shares eligible to be voted be represented in person or by proxy at the Annual Meeting. Regardless of the number of shares of Company common stock (the “Common Stock”) owned, shareholders are requested to vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If you are a shareholder of record and no instructions are indicated, signed and dated proxy cards will be voted FOR the election of the nominees for director named in this proxy statement and FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

Alternatively, shareholders of record may vote their shares of Common Stock over the Internet, or by calling a specially designated telephone number. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, and to allow shareholders to provide both their voting instructions and confirm that said instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the enclosed proxy card.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Time, on June 2, 2010.

Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy or voting online or by telephone confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, by voting online or by telephone on a later date, or by attending the Annual Meeting and voting in person.

The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Mellon Investor Services LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,500 plus out-of-pocket expenses. Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiaries, New York Community Bank (the “Community Bank”) and New York Commercial Bank (the “Commercial Bank”) (collectively, the “Banks”), without receipt of additional compensation. The Company also will request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so. If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank. If you wish to vote your shares of Common Stock in person at the Annual Meeting, you will need to get a written proxy in your name from the broker, bank, or other nominee who holds your shares.

Voting Securities

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

The close of business on April 5, 2010 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding and entitled to vote on the Record Date was 435,441,094.

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

The presence, in person or by proxy, of the holders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient shares present for a quorum, or votes to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

As to the ratification of the appointment of the independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal.

An affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting at which a quorum is present, in person or by proxy, is required to constitute shareholder ratification of Proposal 2. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to those persons known by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on April 5, 2010. Other than those persons listed below, the Company is not aware of any person or group that beneficially owned more than 5% of the Common Stock as of April 5, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Capital World Investors, a division of Capital Research and Management Company (1) 333 South Hope Street Los Angeles, California 90071	25,380,000	(1)	5.83%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	25,676,498	(2)	5.90%

(1)	Based solely on information filed in a Schedule 13G with the SEC on February 10, 2010.

(2)	Based solely on information filed in a Schedule 13G with the SEC on January 29, 2010.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1.

ELECTION OF DIRECTORS

All persons standing for election as directors were unanimously nominated by the Nominating and Corporate Governance Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The Board of Directors currently consists of fourteen (14) members. All directors presently serve as directors of the Company, the Community Bank, and the Commercial Bank. Directors are elected for staggered terms of three years each, with the term of office of one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The nominees proposed for election at this year’s Annual Meeting are Donald M. Blake, Michael J. Levine, Honorable Guy V. Molinari, and John M. Tsimbinos.

The Nominating and Corporate Governance Committee approved and recommended to the Board of Directors the director nominees standing for election at the Annual Meeting. All of the nominees proposed for election at the Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned, will be voted “FOR” the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Nominees, Continuing Directors, and Executive Officers

The following table sets forth, as of April 5, 2010, the names of the nominees, continuing directors, and executive officers, their ages and, as applicable, the year in which each became a director and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount and percentage of Common Stock beneficially owned by each director and executive officer and by all directors and executive officers as a group as of April 5, 2010.

Name	Age	Director Since (1)	Shares of Common Stock Beneficially Owned (2)		Percent of Class
Nominees for Directors (whose terms expire in 2013):
Donald M. Blake	85	1968	307,266	(3,4)	0.07%
Michael J. Levine	65	2004	350,693	(4,6)	0.08%
The Honorable Guy V. Molinari	81	2004	34,277	(4,6)	0.01%
John M. Tsimbinos	72	2003	1,707,785	(3,4)	0.39%

Directors whose terms expire in 2012:
Maureen E. Clancy	78	2003	136,118	(3,4)	0.03%
Robert S. Farrell	84	2001	363,069	(3,4)	0.08%
Joseph R. Ficalora	63	1989	6,331,037	(3,4,5,6)	1.45%
James J. O’Donovan	67	2003	2,542,261	(3,4,5)	0.58%
Hanif W. Dahya	54	2007	50,000	(3,6)	0.01%

Directors whose terms expire in 2011:
Dominick Ciampa	76	1995	1,031,526	(3,4)	0.24%
William C. Frederick, M.D.	82	2001	364,329	(3,4,7)	0.08%
Max L. Kupferberg	90	1983	3,960,827	(3,4)	0.91%
Spiros J. Voutsinas	76	2003	158,115	(6,7)	0.04%
Robert Wann	55	2008	2,720,918	(4,5,6)	0.62%

Executive Officers Who Are Not Directors:
Thomas R. Cangemi	41	—	743,937	(3,5,6,7)	0.17%
James J. Carpenter	49	—	318,264	(3,4,5,6)	0.07%
John J. Pinto	39	—	314,772	(4,5,6)	0.07%

All directors and executive officers as a group (17 persons)			21,435,193		4.86%

(1)	Includes years of service as a trustee or director of the Community Bank.

(2)	Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted). Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying options that have been granted to, and are currently exercisable or exercisable within 60 days by, such directors and executive officers under the Company’s various stock-based and other benefit plans.

(3)	Includes the following shares that are owned by spouses of the named nominees, continuing directors, and executive officers or held in individual retirement accounts, trusts accounts, custodian accounts, or foundation accounts for which the directors and the executive officers are deemed beneficial owners: Mr. Blake – 84,560; Mr. Ciampa – 769,983; Ms. Clancy – 22,581; Mr. Dahya – 25,000; Mr. Farrell – 54,247; Mr. Ficalora – 290,863; Dr. Frederick – 12,240; Mr. Kupferberg – 3,103,094; Mr. O’Donovan – 5,318; Mr. Tsimbinos – 793,296; Mr. Cangemi – 60,335; and Mr. Carpenter – 16,166. Mr. Kupferberg’s holdings indicated above also include shares held through a partnership and a limited liability company.

(4)	Includes the following shares underlying options granted under the Company’s stock-based and other benefit plans, all of which are currently exercisable or exercisable within 60 days: Mr. Blake – 15,111; Mr. Ciampa – 216,000; Ms. Clancy – 33,389; Mr. Farrell – 45,333; Mr. Ficalora – 2,052,511; Dr. Frederick – 45,333; Mr. Kupferberg – 261,333; Mr. Levine – 153,333; Mr. Molinari – 11,852; Mr. O’Donovan –1,351,289; Mr. Tsimbinos – 33,389; Mr. Wann – 1,351,289; Mr. Carpenter – 108,297; and Mr. Pinto – 131,854.

(5)

Includes the following shares allocated under the NYCB ESOP: Mr. Ficalora – 374,581; Mr. O’Donovan – 259,738; Mr. Wann – 258,624; Mr. Cangemi – 32,482; Mr. Carpenter – 35,446; and Mr. Pinto – 28,206, as well as shares acquired in Messrs. Ficalora’s, Cangemi’s, and Pinto’s ESOP accounts pursuant to dividend reinvestment. Also includes 159,976; 641,107; and 189,821 shares allocated under the Community Bank’s Supplemental Benefits Plan to the accounts of Messrs. Wann, Ficalora, and O’Donovan, respectively, as well as shares acquired by Messrs. Wann, Ficalora, and O’Donovan in such accounts pursuant to dividend reinvestment. Includes shares held by the trustee of the New York Community Bancorp, Inc Employee Savings Plan for the accounts of the following officers: Mr. Ficalora – 395,017; Mr. O’Donovan – 84,749; Mr. Wann – 81,929; Mr. Cangemi – 85,189; Mr. Carpenter – 6,425; and Mr. Pinto – 26,509 as well as shares acquired in Messrs. Ficalora’s, Cangemi’s, Carpenter’s and Pinto’s accounts pursuant to dividend reinvestment.

(6)	Includes the following shares of unvested restricted stock awarded under the New York Community Bancorp, Inc. 2006 Stock Incentive Plan: Mr. Dahya – 13,000; Mr. Ficalora – 320,000; Mr. Levine – 8,000; Mr. Molinari – 3,500; Mr. Voutsinas – 20,000; Mr. Wann – 159,000; Mr. Cangemi – 125,800; Mr. Carpenter – 113,000; and Mr. Pinto – 43,000. All restricted shares were awarded in 2007 and 2008.

(7)	Dr. Frederick and Messrs. Voutsinas and Cangemi have pledged 334,115, 115,531, and 431,729 shares of Common Stock, respectively, pursuant to margin account arrangements. The margin balances outstanding, if any, pursuant to such arrangements may vary from time to time.

Director Qualifications and Business Experience

Donald M. Blake.  A significant portion of the Company’s business is derived from its commercial lending activities and real estate investment trusts. Mr. Blake has considerable business experience in this area. As the President and Chief Executive Officer of Joseph J. Blake & Associates, Inc., a successful global real estate appraisal company, Mr. Blake has more than 50 years of experience in the area of national and global commercial real estate valuation and consulting. He has also demonstrated his business and leadership skills, serving as President and Chief Executive Officer of his company for 45 years. His leadership skills and experience with his own company, as well as extensive knowledge of our business, including, in particular, real estate valuations and lending, enable him to be an effective board member and committee chairman.

Michael J. Levine, C.P.A.  Mr. Levine is the President of Norse Realty Group, Inc. and Affiliates as well as a certified public accountant with the firm Levine & Schmutter. With his years of financial and managerial experience, Mr. Levine brings to the Board of Directors demonstrated management ability and fiscal responsibility at senior levels and an extensive knowledge of our lending business, including the New York real estate market. In addition, as President of the Norse Realty Group, Inc. and Affiliates, Mr. Levine has insight into the operational requirements of a large company. Finally, as a certified public accountant and Chairman of the Board’s Audit Committee, Mr. Levine has valuable experience in dealing with accounting principles, financial reporting rules, and regulations; evaluating financial results; and overseeing the financial reporting process of a large corporation.

The Honorable Guy V. Molinari.  A well known leader on Staten Island, Mr. Molinari served as Richmond County Borough President from 1989 through 2001; as United States Congressman from 1981 to 1989; and as New York State Assemblyman from 1975 through 1980. In addition, he served as Chairman of the Federal Home Loan Bank of New York from 1990 to 1994. Mr. Molinari has been the Managing Partner of The Molinari Group, a legal consulting firm since December 2002, and Of Counsel to the law firm of Russo Scamardella & D’Amato since December 2002. With his extensive experience in the legal field, local and national government, and his intimate familiarity with significant portions of our market area, Mr. Molinari brings a unique perspective to the Board on both legal and governmental issues, and provides valuable regulatory and risk management insight to the Board.

John M. Tsimbinos.  As the former Chairman of the Board, Chief Executive Officer, and President of Roslyn Bancorp, Inc. Roosevelt Savings Bank, and TR Financial Corp., Mr. Tsimbinos offers a wealth of management experience, business understanding, and knowledge of banking regulations along with a deep understanding of the role of the Board of Directors. Mr. Tsimbinos’ prior experience as a senior executive officer of a publicly traded bank holding company also gives Mr. Tsimbinos front-line exposure to many of the issues facing the Company as well as extensive valuable experience in overseeing, among other matters, the Company’s banking business.

Dominick Ciampa.  Mr. Ciampa is a Principal and Partner in the Ciampa Organization, a Queens-based real estate development firm founded in 1975. Mr. Ciampa’s combined experience with the Company, and in leading a large commercial real estate development organization with significant ownership interests in our market areas, brings valuable insight to the Board in overseeing, among other matters, a wide range of banking and real estate matters, in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Maureen E. Clancy.  Mrs. Clancy is Chief Financial Officer and Owner of Clancy & Clancy Brokerage Ltd., an insurance agency. Mrs. Clancy’s experience with the Company and prior experience serving on the Boards of Roslyn Bancorp, TR Financial Corp., and Roosevelt Savings Bank, combined with her extensive experience in the insurance industry, including risk management, and leadership skills, knowledge of our market, and sensitivity to the economy, brings valuable insight and individual qualities to our Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Hanif “Wally” Dahya.  Mr. Dahya is the Chief Executive Officer of The Y Company LLC, a private investment firm that focuses on emerging-market companies in the information, communications, retail, financial, and entertainment industries. The Y Company LLC currently has investments in the largest life style technology retail chain in India, the second largest mobile VAS services company in India, and is currently in the process of acquiring a Non-Bank Financial Corporation to issue financial services products in India. The company is also involved in distressed assets in the emerging Asian markets. Prior to forming The Y Company, Mr. Dahya spent fourteen (14) years on Wall Street having started his career in investment banking at E.F. Hutton and Co., Inc. Thereafter, Mr. Dahya was Managing Director at L.F. Rothschild Co. Inc., headed the Mortgage-Backed Securities Group at UBS Securities Inc., and was a partner at Sandler O’Neill + Partners LLC.

Mr. Dahya is a graduate of Harvard Business School and attained his undergraduate degree at Loughborough University of Technology in the United Kingdom. With his extensive financial experience in investments, capital markets, asset liability management, emerging markets, real estate, and bank and thrift investments, Mr. Dahya provides the Board with valuable insight on these and others matters that are beneficial to the Company in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Robert S. Farrell.  Mr. Farrell is President of H.S. Farrell, Inc., a Staten Island-based building supply company. Mr. Farrell brings to the Board years of business leadership and management experience from having served as President of his building supply business, thereby providing him a unique perspective on many management concerns, economic issues, and sensitivity to the New York real estate market. This unique perspective, coupled with 37 years of combined experience serving as a member of the boards of Richmond County Financial Corp., Richmond County Savings Bank, the Company, and its subsidiary Banks, provides the Board with valuable insight in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Joseph R. Ficalora.  Mr. Ficalora has been President and Chief Executive Officer and a Director of the Company since its inception on July 20, 1993, and Chief Executive Officer of the Community Bank and Commercial Bank since January 1, 1994 and December 30, 2005, respectively. On January 1, 2007, Mr. Ficalora was appointment Chairman of the Board of the Company and the Banks, a position he held previously at the Company from July 20, 1993 and at the Community Bank from May 20, 1997 through July 31, 2001. In addition, Mr. Ficalora has served as President of the Commercial Bank since its inception on December 30, 2005.

Since 1965, when he joined the Bank, Mr. Ficalora has held increasingly responsible positions, crossing all lines of its operations. Prior to his appointment to President and Chief Executive Officer in 1994, Mr. Ficalora had served as President and Chief Operating Officer of the Bank beginning in October 1989 and previously as Executive Vice President, Comptroller, and Secretary.

A graduate of Pace University with a degree in business and finance, Mr. Ficalora provides leadership to several professional banking organizations. He was recently elected to the Board of Directors of the American Bankers Association (ABA), and serves on its American Bankers Council as well as its Budget Committee. A director of the New York Bankers Association (NYBA) and Chairman of its Metropolitan Area Division, Mr. Ficalora also serves on the Boards of Directors of the Federal Home Loan Bank of New York, RSI Retirement Trust, Standard Funding Corp., a premium finance company, Peter B. Cannell & Co., Inc., an investment advisory firm. In addition, Mr. Ficalora is President of the Queens Borough Public Library and the Queens Library Foundation Board and serves on the boards of directors of the New York Hall of Science, New York Hospital-Queens, Flushing Cemetery and on the Advisory Council of the Queens Museum of Art. Mr. Ficalora is a former member of both the Thrift Institutions Advisory Council of the Federal Reserve Board in Washington and the Federal Reserve Bank of New York Thrift Institutions Advisory Panel.

Mr. Ficalora’s experience in leading the Company and the Banks, his responsibilities for the strategic direction and management of the Company’s day-to-day operations, and his roles on the Boards of the aforementioned professional banking organizations and advisory councils bring broad industry and specific institutional knowledge and experience to the Board.

William C. Frederick, M.D.  Dr. Frederick was affiliated with St. Vincent’s Hospital on Staten Island for 36 years, until his retirement in 1997, and was Director of Surgery from 1966 to 1978. Dr. Frederick’s experience with the Company and prior experience serving on the Board of Richmond County Financial Corp., combined with his experience in the healthcare industry and leadership skills, bring a unique perspective to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Max L. Kupferberg.  Mr. Kupferberg is Chairman of the Board of Kepco, Inc., a manufacturer of electrical equipment. Mr. Kupferberg’s 27 years of experience with the Company, combined with his extensive experience as Chairman of his own company, bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

James J. O’Donovan.  From October 31, 2003 through January 31, 2005, Mr. O’Donovan served as Senior Executive Vice President and Chief Lending Officer of the Company and New York Community Bank, having previously held the titles of Executive Vice President from 2000 and Senior Vice President from 1987. A senior lending consultant to the Company and the Community Bank since February 1, 2005, Mr. O’Donovan continues to be active in the Company’s lending activities today.

Mr. O’Donovan’s experience as a former executive officer of the Company in conjunction with his continued participation in several lending industry professional associations not only brings valuable management and leadership skills, extensive industry knowledge and business experience to the Board, but also brings a beneficial insight in overseeing critical matters to the Company’s lending business. Mr. O’Donovan’s experience and contributions furthers the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Spiros J. Voutsinas.  Mr. Voutsinas was named President of the Commercial Bank’s Atlantic Bank Division on April 28, 2006. Mr. Voutsinas was the President of Omega Capital, Inc., a real estate development and syndication firm from November 1988 to March 2007, and a general partner of Omega Partners LP, a money management firm specializing in bank stocks from 1991 to 2005. Mr. Voutsinas’ experience with the Company and contributions as the President of the Atlantic Bank division, combined with his prior extensive banking experience with Roslyn Bancorp, TR Financial Corp., and Apple Bank, bring valuable insight and management and leadership skills to the Board as well as a wealth of knowledge in all areas of the Company’s banking business. This experience and skill also contribute to the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Robert Wann.  Mr. Wann has been the Senior Executive Vice President and Chief Operations Officer of the Company since 2003. Previously, Mr. Wann served as Executive Vice President and Chief Financial Officer in 2002 and Senior Vice President, Comptroller, and Chief Financial Officer from 1991 to 2002. During this time, he was a key member of the management team that spearheaded the Company’s conversion to stock form in 1993; its acquisition of CFS Bank in November 2000; and its mergers with Richmond County Financial Corp. and Roslyn Bancorp, Inc. in July 2001 and October 2003, respectively.

With over 27 years experience at the Company, Mr. Wann has a deep knowledge and understanding of the Company, its operating companies, and its lines of business. Mr. Wann has demonstrated his leadership abilities and his commitment to the Company through his long service in numerous roles with the Company. It is this commitment, knowledge, and leadership that make him well-suited to serve on the Board, and contributes to the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Business Experience of Executive Officers

Thomas R. Cangemi.  Senior Executive Vice President and Chief Financial Officer of the Company and the Community Bank since April 5, 2005, and Senior Executive Vice President and Chief Financial Officer of the Commercial Bank from December 30, 2005; Senior Executive Vice President, Capital Markets Group of the Company and the Community Bank from October 31, 2003 to April 5, 2005; Executive Vice President, Capital Markets Group of the Company and the Community Bank from July 31, 2001 to October 31, 2003; Executive Vice President and Chief Financial Officer of Richmond County Financial Corp. and Richmond County Savings Bank from October 1997 to July 2001.

James J. Carpenter.  Senior Executive Vice President and Chief Lending Officer of the Company and the Community Bank since January 1, 2006, and Senior Executive Vice President of the Commercial Bank from December 30, 2005; Executive Vice President and Chief Lending Officer of the Community Bank from February 1, 2005 to December 31, 2005; Executive Vice President and Assistant Chief Lending Officer of the Community Bank from January 1, 2003 to February 1, 2005; Senior Vice President, Mortgage Lending Officer of the Community Bank from November 30, 2000 to January 1, 2003; Senior Vice President responsible for Multi-Family and Commercial Real Estate Lending for Haven Bancorp, Inc. and CFS Bank prior to November 30, 2000.

John J. Pinto.  Executive Vice President and Chief Accounting Officer of the Company since April 5, 2005; Executive Vice President of the Community Bank from January 1, 2006, and Executive Vice President of the Commercial Bank from December 30, 2005; Executive Vice President and Chief Accounting Officer of the Company and the Community Bank from April 5, 2005 to December 31, 2005; First Senior Vice President and Assistant Director of Capital Markets of the Community Bank from November 1, 2003 to April 5, 2005; Senior Vice President and Assistant Director of Capital Markets of the Community Bank from July 31, 2001 to October 31, 2003; Senior Vice President & General Auditor of Richmond County Financial Corp. and Richmond County Savings Bank prior to July 31, 2001.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company conducts its business through periodic meetings and through the activities of its committees. In 2009, the Board held thirteen (13) meetings. Each director of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal year 2009. Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board committees on which they serve. Absences are excused only for good cause. The nature and composition of the committees of the Board of Directors are described below.

Audit Committee.  The Audit Committee of the Board consists of Messrs. Levine (Chairman), Kupferberg, Farrell, and Ciampa, all of whom meet the independence criteria for audit committee members in accordance with the listing standards of the New York Stock Exchange and the rules of the SEC. The Board of Directors has determined that Mr. Levine is an “audit committee financial expert” under the rules of the SEC. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities, including with respect to review and, as applicable, approval of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with applicable legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; (5) the system of internal controls relating to financial reporting, accounting, legal compliance, and ethics established by management and the Board; and (6) the Company’s internal and external auditing processes. This Committee meets with the Company’s and the Community and Commercial Bank’s internal auditors to review the performance of the internal audit function. The Audit Committee met seven (7) times in 2009. A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, a copy of which is available free of charge on the corporate governance pages of our website at www.myNYCB.com and is available in print to any shareholder who requests a copy.

Nominating and Corporate Governance Committee.  The Company’s Nominating and Corporate Governance Committee consists of Messrs. Blake (Chairman), Ciampa, Dahya, Farrell, Kupferberg, Levine, Molinari, and Tsimbinos, Ms. Clancy, and Dr. Frederick, all of whom are independent in accordance with the listing standards of the New York Stock Exchange. The Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

In evaluating and recommending nominees for positions on the Board of Directors, the Nominating and Corporate Governance Committee may, but is not required to, consider nominees proposed by management, and will also consider nominees recommended by shareholders. Upon receipt of a nomination, the Committee evaluates candidates based on, among other things, criteria identified by the Board from time to time, including factors relative to the overall composition of the Board and such other factors as the Committee deems appropriate, such as a potential candidate’s business experience, specific areas of expertise, skill, and background. When identifying nominees to serve as director, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, and corporate governance. Upon approval of a nominee, the Nominating and Corporate Governance Committee recommends that the Board select such candidate for appointment to fill a vacancy and/or for nomination to be elected by the shareholders. The procedures to be followed by shareholders in recommending director candidates to the Nominating and Corporate Governance Committee are included in this proxy statement. See “Corporate Governance – Procedures to be Followed by Shareholders in Recommending Director Candidates.”

The Nominating and Corporate Governance Committee held two (2) meetings during 2009. The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages of the Company’s website at www.myNYCB.com and is available in print to any shareholder who requests a copy.

Compensation Committee.  The Compensation Committee of the Board of Directors consists of Messrs. Blake (Chairman), Kupferberg, Farrell, and Levine and Ms. Clancy, all of whom are independent in accordance with the listing standards of the New York Stock Exchange. This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary. See “Compensation Discussion and Analysis” for further information on the Company’s processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee met three (3) times in 2009. The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages of the Company’s website at www.myNYCB.com and is available in print to any shareholder who requests a copy.

Attendance at Annual Meetings.  The Board of Directors expects all directors to attend the Annual Meeting of Shareholders. Thirteen of the fourteen current Board members attended the 2009 Annual Meeting of Shareholders held on June 10, 2009.

Directors’ Compensation

The following table provides details of the compensation received by non-employee directors of the Company during the 2009 fiscal year. Directors who are also employees do not receive separate compensation for service on the Board. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Non-employee Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Donald M. Blake	167,000		347	167,347
Dominick Ciampa	199,100		347	199,447
Maureen E. Clancy	87,500		347	87,847
Hanif Dahya	125,500	125,200	16,597	267,297
Robert S. Farrell	101,000		347	101,347
William C. Frederick, MD	87,500		347	87,847
Max L. Kupferberg	184,000		347	184,347
Michael J. Levine	271,100	125,200	10,347	406,647
Hon. Guy V. Molinari	85,500		4,722	90,222
John M. Tsimbinos	197,200		347	197,547

(1)	In accordance with the SEC’s revised reporting requirements for equity compensation, the reported amount represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718.

(2)	For all directors, except Messrs. Dahya, Levine and Molinari, the reported amount represent premiums paid under certain life insurance policies maintained by the Company for the benefit of each of the Directors. For Messrs. Dahya, Levine and Molinari, the reported amount includes life insurance premiums ($347) and dividends received on unvested restricted stock as follows: Mr. Dahya ($16,250), Mr. Levine ($10,000) and Mr. Molinari ($4,375).

Director Fees.  In 2009, non-employee directors of the Company received an annual retainer of $46,000 and a fee of $2,500 per Board meeting attended. Non-employee directors also received fees ranging from $500 to $2,000 for each committee meeting attended. Committee chairpersons receive fees ranging from $1,000 to $10,000 per meeting. The Chairman of the Audit Committee also receives an annual retainer of $20,000 for his service in such capacity. Additionally, members of the Mortgage and Real Estate Committee of the Community Bank Board of Directors or the Credit Committee of the Commercial Bank Board of Directors who perform inspections of properties offered as security for the respective Bank’s loans, in accordance with the Community Bank’s and Commercial Bank’s lending policies, also receive a fee of $1,200 per half-day inspection and $1,800 per full-day inspection.

Directors’ Deferred Fee Plan.  The Community Bank maintains a deferred fee stock unit plan to provide an opportunity for those members of the Board of Directors of the Community Bank who were active in such capacity on the effective date of the plan to defer the receipt of fees otherwise currently payable to them, in exchange for the receipt (at the time they cease to serve as directors) of shares of the Company’s Common Stock having a value equal to the amount of such deferred benefit, thus providing the Community Bank with the use of the funds for business activities. The deferral of fees under the plan applies to all fees received by directors, including regular meeting fees, special meeting fees, and committee fees.

Outside Directors’ Consultation and Retirement Plan.  The Community Bank maintains the Outside Directors’ Consultation and Retirement Plan to provide benefits to certain outside directors who served on the board of Queens County Savings Bank to ensure their continued service and assistance in the conduct of the Community Bank’s business. Under the plan, a director who is not currently an officer or employee of the Community Bank and who has served as a director for at least ten (10) years (with credit given for prior service as a trustee of the Community Bank), has attained the age of 65, and agrees to provide continuing consulting services to the Community Bank, will be eligible, upon retirement, to receive an annual benefit equal to the average of the director’s annual retainer and meeting fees over the 36-month period preceding the director’s termination date, for a period equal to the lesser of the number of months for which such director agrees to provide consulting services after retirement, or ten years. The plan is unfunded. Directors Blake, Ciampa, and Kupferberg are the only participants in the plan.

Life Insurance.  The Company provides group-term life insurance coverage for non-employee directors of the Banks and the Company.

Director Stock Compensation.  Directors also participate from time to time in the Company’s stock compensation programs.

Compensation Committee Interlocks and Insider Participation.  No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank. No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank.

Compensation Discussion and Analysis

We are pleased to share with our stockholders the following information about how we compensate our senior management team. For many financial institutions, 2009 was a difficult operating environment with challenges posed by a troubled economy and significant contraction in the financial performance of the sector. Our compensation program recognized these challenges by providing appropriate rewards to our management team as they continued to implement our time-tested business model and took advantage of unique opportunities to expand our franchise. While not immune to some of the difficulties that affected the industry generally, we emerged from 2009 as one of America’s leading financial institutions. The sustained leadership of our Chief Executive Officer, Joseph R. Ficalora, was crucial to our ability to implement a plan of strategic growth in a period of contraction and dislocation for many other financial institutions. His efforts, along with those of the other members of our talented senior management team, are the reason for our success in a period when many institutions were simply unable to cope with the challenges and complexities of a changing market for financial services.

Our Compensation Philosophy

Our executive compensation philosophy is based on three guiding principles:

•

Meeting the Demands of the Market – We compensate our named executive officers (“NEOs”) and other key members of our management team at competitive levels to position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•

Aligning with Shareholders – We use equity compensation as a key component of our compensation mix to develop a culture of ownership among our management team and to align their individual financial interests with the interests of our shareholders.

•	Driving Performance – We believe the largest share of the compensation of our NEOs should depend on the performance of the Company, both on an annual basis and over the long-term.

Our compensation philosophy is based on the premise that the success of the Company depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business model. Accordingly, we provide the members of our management team with incentives that are tied to the successful implementation of our corporate strategies and reflect our performance relative to industry peers. At the same time, we recognize that the Company operates in a competitive environment for talent. To enable us to compare favorably with our peers as we seek to attract and retain key personnel, we employ a balanced mix of compensation techniques that enable us to achieve our pay-for-performance goals and ensure appropriate risk mitigation strategies.

The decisions we make with regard to compensation for our key personnel serve a three-fold purpose: to communicate our objectives with regard to the Company’s performance, to influence the decisions they make, and to reward them when we achieve specific results. We believe that communicating the basis upon which each member of management’s performance will be evaluated creates accountability for individual performance within the structure of our business plan.

Components of Executive Compensation

Our compensation program relies on three primary elements: (i) base salary, (ii) equity-based, long-term incentive compensation, and (iii) cash-based, short-term incentive compensation. We meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our management team to drive long-term, sustained performance that ultimately delivers value to our shareholders. We structure the mix of compensation to provide greater focus on rewards that are performance-based (i.e. annual and long-term incentives), with a greater weight focused on long-term incentives that reward the kind of sustained performance that delivers value to our shareholders. Our program targets the following balanced approach to total compensation:

	Base Salary	Annual Incentives	Long-Term Incentives
CEO	27%	27%	46%
COO	36%	27%	37%
Other NEOs	40%	20%	40%

To achieve the necessary balance, our Compensation Committee works closely with nationally recognized independent compensation consultants who provide us with their expertise on competitive compensation practices, help us to benchmark our compensation program to our peers and to “best practices” in our sector, and analyze our pay-for-performance results.

Base Compensation.  Our NEOs receive base salaries at levels that reflect the role, scope, and complexity of their specific positions. The salaries of our NEOs are reviewed at least annually to reflect their performance, to evaluate our competitive position on base pay, and to make any necessary adjustments. Our goal is to maintain salary levels for our NEOs at a level that is generally consistent with base pay received by those in comparable positions at our peer companies and reflective of their individual contributions. As part of our salary review process, we obtain peer group information from a variety of sources, including an independent compensation consultant. Typically, salary adjustments occur in the first quarter or at other appropriate intervals during the year.

Long-Term Equity-Based Compensation.  The use of long-term equity-based compensation as a component of our executive compensation program has been a consistent feature of our history as a public company. We have long believed, and we continue to believe, that equity compensation is the best means available to align the long-term financial interests of our key executives with those of our shareholders. Our long-term incentive compensation program is based on the delivery of competitive equity awards to our management team. We use our equity-based compensation program to reward outstanding performance with incentives that focus our management team on the task of creating long-term shareholder value. By increasing the equity holdings of our management team, we provide them with a continuing stake in our long-term success. The nature and size of awards under our equity compensation programs are determined by a number of factors, including awards made to those holding comparable positions in our peer group, our philosophy to provide greater emphasis on equity/long-term compensation, and the tax and accounting treatment of specific equity compensation techniques. Our stock plan takes an omnibus approach to equity compensation, providing us with the flexibility to use a variety of compensation techniques as appropriate to meet our desired philosophy. In 2009, we continued our performance-based equity compensation program to focus and reward management for the attainment of financial goals relative to our peer group. By combining financial goals with equity awards, we can provide our executive officers with an incentive that is both internally and externally performance-based and balanced.

Short-Term Cash-Based Incentive Compensation.  Our compensation strategy is based on the principle that a meaningful share of our senior executives’ total direct compensation (the sum of annual cash and equity compensation) should be attributable to variable pay. We implement this strategy, in part, by providing our NEOs with an annual cash-based incentive opportunity under our Management Incentive Compensation Plan (“MICP”), which rewards the attainment of annual company-wide financial objectives relative to our peer group. The Compensation Committee has the opportunity to adjust actual bonuses paid based upon individual performance relative to the specific tasks we expect our key personnel to accomplish during the year. The MICP specifies a wide range of financial metrics that can be selected for use on a comparative basis relative to our peers.

Our objective is to drive annual performance on both a company and individual basis to the highest attainable levels by establishing threshold, target, and maximum goals tied to increasing levels of incentive compensation. We may also establish individual performance objectives in connection with short-term cash incentive opportunities. Individual objectives are evaluated by considering actual results against specific targeted objectives, whether the objective represented a significant stretch for the individual and organization, and whether unanticipated circumstances, either positive or negative, affected the outcome. In general, our intent is to provide specific awards based upon predetermined objectives, although the Compensation Committee may exercise negative discretion in the final determination of awards. Under the MICP, in appropriate circumstances, the Compensation Committee may take into account external or extraordinary factors that influenced or affected a specific outcome, whether relating to a corporate or individual target, and make adjustments that reflect an equitable result. However, under the MICP, the Compensation Committee may only make downward adjustments in the award.

The Compensation Committee also retains the right to provide cash awards to our NEOs and other key personnel outside the MICP. This authority was exercised by the Committee for the first time in 2009. In early 2009, the Committee declined to authorize cash incentive payments to the NEOs for the Company’s 2008 performance, despite being eligible for a maximum award based on its superior performance ranking compared to peers. The decision not to issue cash awards reflected a number of factors, including the Committee’s assessment of general industry conditions and the fact that many peer companies did not make, or paid reduced, incentive compensation awards. However, in recognition of the Company’s superior performance, the Committee did provide each NEO with a special cash award of a value sufficient to help the executive meet his tax obligations with respect to the vesting of stock awards made in prior years. The Committee intended these special awards to allow the NEOs to continue to hold and maximize their retention of Company stock. The specific cash awards for each officer are detailed in the Summary Compensation Table that appears on page 20 of this Proxy Statement.

Peer Group Analysis

A critical element of our compensation philosophy, and a key driver of specific compensation decisions for our management team, is a comparative analysis of our financial performance and our compensation mix and levels relative to a peer group of publicly traded financial institutions. A guiding principle of our compensation philosophy is the maintenance of a competitive compensation program relative to the companies with which we compete for talent. In addition, we annually benchmark selected financial results against the performance of our peers to establish incentive compensation award opportunities for our NEOs. Our peer group is selected with the assistance of our independent compensation consultants on the basis of several factors, including asset size, presence in our key markets, and operating characteristics. Below are the financial institutions included in our 2009 peer group:

Associated Banc-Corp. (WI)	Huntington Bancshares, Incorporated. (OH)
Astoria Financial Corporation (NY)	M&T Bank Corporation (NY)
BOK Financial Corporation (OK)	Northern Trust Corporation (IL)
CIT Group, Inc. (NY)	Peoples United Financial, Inc. (CT)
City National Corporation (CA)	Synovus Financial Corp. (AL)
Commerce Bancshares, Inc. (MO)	TCF Financial Corporation (MN)
First Citizens BancShares, Inc. (NC)	Valley National Bancorp (NJ)
First Horizon National Corporation (IN)	Webster Financial Corporation (CT)
Fulton Financial Corporation (PA)	Zions Bancorporation (UT)
Hudson City Bancorp, Inc. (NJ)

In addition to our consideration of specific peer group information, we consult with a variety of broad-based published compensation surveys that are either industry-specific or geographically relevant to our operations. These surveys include financial institutions of similar size.

Role of the Compensation Committee

We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee, which consists of five independent directors, is also responsible for the administration of our compensation programs and policies, including the administration of our cash and equity incentive programs. The Compensation Committee exercises independent discretion in the determination of executive compensation but may seek input from other Board members, consultants, and advisors.

The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of the Committee’s responsibilities. The Committee and the Board review the charter at least annually to ensure that it is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter vests in the Committee principal responsibility for determining the compensation of the CEO based on the Committee’s evaluation of his performance. The charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

During 2009, the Compensation Committee met three times, including two executive sessions attended by Committee members only. The members of the Committee included Donald M. Blake, Max L. Kupferberg, Robert S. Farrell, Maureen E. Clancy, and Michael J. Levine.

Role of the Independent Compensation Consultant

Since 2005, the Compensation Committee has engaged independent compensation consulting firm Pearl Meyer & Partners (PM&P) to benchmark our compensation and performance against our peers and provide expertise in structuring our executive compensation program. From time to time, the Committee also reviews with PM&P developments in the compensation area to ensure that our program is consistent with prevailing practice in our industry. During 2009, PM&P’s services included conducting a comprehensive competitive benchmark review and peer group performance analysis and analyzing performance relative to peer group for the Compensation Committee’s incentive plan determination.

Role of Management

Although the Committee is ultimately responsible for executive compensation decisions, information and input from the CEO is critical to ensuring the Committee and its advisors have the information needed to make informed decisions. The CEO provides insight, suggestions, and recommendations regarding executive compensation. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The CEO meets with the Compensation Committee to discuss the recommendations and also reviews with the Committee his recommendations concerning the compensation of our NEOs. Although the CEO may provide input on his own compensation, he does not participate in Committee discussions relating to the determination of his compensation.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of each program on the Company. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirement. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible for purposes of Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain compensation paid to our NEOs. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax-efficient manner. As currently structured and approved, our incentive programs meet the requirements of performance-based pay pursuant to Internal Revenue Code Section 162(m).

Post-Employment Arrangements

We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in the best interest of the Company and its shareholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment. In addition, the use of such arrangements by our competitors necessarily influences our use of such arrangements to maintain our ability to attract and retain key personnel. At present, all of our NEOs are covered by employment agreements providing specified severance benefits and benefit continuation in the event of their termination without cause or for good reason, disability, and after a change in control. No severance benefits are payable if the executive is terminated for cause or upon the executive’s voluntary termination of employment. The Compensation Committee periodically reviews the terms of the NEO agreements. For additional information regarding these NEO employment agreements, see the section headed Potential Post-Termination Payments and Benefits following the Summary Compensation Table.

Retirement Benefits; Employee Welfare Benefits

Our principal retirement savings vehicle is our Employee Stock Ownership Plan (“ESOP”). Since our initial public offering in 1993, the ESOP has been a significant source of retirement savings for our employees, including our NEOs. The ESOP has also fostered a strong sense among our employees that they are owners with a vested interest in the success of the Company. We also offer our employees a 401(k) plan that enables our employees to supplement their retirement savings with elective deferral contributions. In addition, certain of our NEOs are entitled to benefits at retirement under our tax-qualified pension plan which was frozen in 1999 and following which no additional benefits were accrued by the NEOs.

Certain of our NEOs participate in a supplemental retirement benefits plan that was established at the time of our initial public offering and that provides benefits with respect to the ESOP that cannot be allocated as a result of applicable Internal Revenue Code limits. Although this plan was frozen in 1999, the plan would provide a restoration benefit to the participants in the event of a change in control.

We do not currently offer our NEOs supplemental executive retirement benefits or nonqualified deferred compensation programs. For additional information regarding the supplemental retirement benefits plan, see the section headed Potential Post-Termination Payments and Benefits following the Summary Compensation Table.

In addition to retirement programs, we provide our employees, including our NEOs, with coverage under medical, dental, life insurance, and disability plans on terms consistent with industry practice. We also provide employees with access to a Section 125 Plan to pay their share of the cost of such coverage on a pre-tax basis.

Perquisites

We provide our NEOs with limited perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically and adjusted as necessary.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make stock option grants and/or award other forms of equity as part of their annual evaluation of the performance of our NEOs. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment, or a change in position or responsibility. The Compensation Committee considers the recommendations of our CEO with respect to awards contemplated for the Named Executive Officers. However, the Committee is solely responsible for the development of the schedule of grants or awards made to the CEO and NEOs.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or the stock option exercise prices. Similarly, the Company has never timed the release of material non-public information with the purpose or intent of affecting the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings releases or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to the timing of disclosure.

We set the exercise price of stock options solely by reference to the applicable provisions of our equity compensation plans. Under our current plan, the exercise price of an option is the closing price of our Common Stock on the grant date. The grant date is generally the date of Committee action. The Company has not approved any stock option grants by unanimous written consent.

Stock Ownership Requirements

Although we have not adopted formal stock ownership requirements for our senior officers and Board members, as a practical matter, our officers and directors typically hold significant interests in our stock, which they have accumulated through individual purchases and participation in stock compensation programs. We expect our NEOs to maintain a significant portion of their personal wealth in the Company’s stock and, historically, our NEOs have more than met this expectation.

2009 Decisions and Developments in NEO Compensation

Base Salary Adjustments

Consistent with our objective of increasing variable pay for our NEOs as a percentage of their total compensation, the Committee did not increase 2009 base salaries for our CEO, Mr. Ficalora, and the other NEOs. The Committee determined, however, that NEO base salaries remained competitive with the Company’s peers and consistent with each NEO’s level of responsibility.

2009 Peer Group Analysis and Incentive Compensation Awards

Our CEO, Mr. Ficalora, and the other NEOs were all eligible to receive incentive compensation awards in 2009. In 2009, as in prior years, the Committee pre-defined specific performance metrics for our short-term cash-based incentive compensation program and our long-term equity-based compensation program that are consistent with the objectives of our business strategy. These performance metrics included: (i) the efficiency ratio, (ii) the return on tangible shareholders’ equity calculated by reference to operating income; and (iii) the Company’s non-performing assets as a percentage of total assets. The Committee believed that these metrics were directly linked to the growth of total shareholder return over the long-term and, therefore, represented appropriate goals upon which to base incentive compensation opportunities.

Specific award opportunities for the short-term and long-term awards were expressed as a percentage of base pay for each executive based on competitive market practice and our own philosophy of placing a significant focus on incentive, particularly long-term/equity compensation. The following tables illustrate the award opportunities for our NEOs, expressed as a percentage of 2009 base salary, over the indicated range of performance:

2009 Short-Term Cash-Based Incentive Compensation Award Opportunities

	Threshold	Target	Maximum
Mr. Ficalora	25%	100%	150%
Mr. Wann	18.75	75	112.5
Mr. Cangemi	12.5	50	75
Mr. Carpenter	12.5	50	75
Mr. Pinto	12.5	50	75

2009 Long-Term Equity Incentive Compensation Award Opportunities

	Threshold	Target	Maximum
Mr. Ficalora	44%	175%	263%
Mr. Wann	25	100	150
Mr. Cangemi	25	100	150
Mr. Carpenter	25	100	150
Mr. Pinto	25	100	150

Actual award payouts reflect the Company’s performance compared to its peers. The Committee believes this approach is the most effective way to measure our success. At the end of the performance year, the Committee reviews the Company’s average percentile rank of the three goals compared to the peer group. In order to achieve a threshold award, performance must exceed the 25th percentile of the peer group average; target awards reflect performance better than the 50th percentile of the peer group average and maximum awards require a rank better than the 75th percentile of the peer group average performance.

In early 2010, we reviewed our 2009 results against our peer group to determine our rank on a percentile basis for the three designated performance metrics. Based on this review, our performance ranked first among our peers (i.e., the 100th percentile of the peer group average for the three measures). With respect to the individual metrics, we ranked second (efficiency ratio and return on tangible equity) and seventh (non-performing assets/total assets) among our peers. The Company’s superior performance was also reflected in other key financial metrics that were not included or benchmarked in our 2009 incentive compensation program. We ranked first among our peers in (i) three-year total shareholder return, (ii) earnings per share growth, and (iii) dividend yield. Accordingly, with respect to both our cash- and equity-based incentive compensation programs, our CEO and other NEOs were eligible for awards at the maximum of the range.

Upon consideration of the foregoing, the Committee authorized awards at target for the cash program and slightly below the maximum award opportunity for the equity awards program. The specific awards for Mr. Ficalora and the other NEOs are detailed in the Summary Compensation and the Grants of Plan-Based Awards tables. All equity awards were made in the form of restricted stock grants with vesting over a five-year period. In making these awards, the Committee specifically noted that the 2009 total direct compensation of the Company’s NEOs would rank each above the market median for officers with similar positions in the Company’s peer group. The Committee concluded that this positioning was consistent with the Company’s superior performance and validated the Company’s pay-for-performance philosophy. In addition, consideration was given to the Committee’s decision not to pay cash incentives despite comparably high performance in 2008.

Compensation Committee Report

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission and discussed it with management. Based on its reviews and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Donald M. Blake, Chairman

Max L. Kupferberg

Robert S. Farrell

Maureen E. Clancy

Michael J. Levine

Summary Compensation Table

The following information is furnished for the principal executive officer, principal financial officer, and the next three highest compensated executive officers of the Company (the “Named Executive Officers”) for the 2009 fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total Compensation ($)
Joseph R. Ficalora Chairman, President and Chief Executive Officer	2009 2008 2007	1,000,000 1,000,000 975,000	— — —	2,481,000 1,466,250 1,383,000	1,000,000 — 1,075,000	460,133 850,233 95,030	4,941,133 3,316,483 3,528,030
Robert Wann Senior Executive Vice President and Chief Operating Officer	2009 2008 2007	700,000 700,000 650,000	— — —	992,400 879,750 737,600	525,000 — 500,000	267,864 374,303 75,978	2,485,264 1,954,053 1,963,578
Thomas R. Cangemi Senior Executive Vice President and Chief Financial Officer	2009 2008 2007	560,000 560,000 530,000	— — —	793,920 645,150 700,720	280,000 — 350,000	227,796 165,182 56,292	1,861,716 1,370,332 1,637,012
James J. Carpenter Senior Executive Vice President and Chief Lending Officer	2009 2008 2007	500,000 500,000 475,000	— — —	694,680 586,500 645,400	250,000 — 300,000	209,423 157,412 53,565	1,654,103 1,243,912 1,473,965
John J. Pinto Executive Vice President and Chief Accounting Officer	2009 2008 2007	330,000 330,000 305,000	— — 50,000	413,500 351,900 368,800	165,000 — —	108,618 86,817 48,022	1,017,118 768,717 771,822

(1)	In accordance with the SEC’s revised reporting requirements for equity compensation, the reported amount represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. The prior year amounts have been recalculated to reflect the rule change. All 2009 awards were made in the form of restricted stock earned over a five-year vesting period. The 2009 expense recognized by the Company with respect to stock awards granted to NEOs in 2009 and prior years was as follows: Mr. Ficalora ($607,311); Mr. Wann ($345,957); Mr. Cangemi ($298,026); Mr. Carpenter ($274,607); and Mr. Pinto ($228,023). See the Grants of Plan-Based Awards table for additional information concerning the 2009 awards.

(2)	Represents an award for 2009 performance under the Company’s Management Incentive Compensation Plan. See the Grants of Plan-Based Awards table for additional information concerning the 2009 awards.

(3)	The following table sets forth the components of the All Other Compensation column in 2009:

Name	Dividends on Unvested Restricted Stock $	Medical Reimbursement $	Life Insurance Imputed Income $	ESOP Allocation $ (a)	Tax Reimbursement $ (b)	Total $
Joseph R. Ficalora	165,000	3,591	24,747	11,687	255,108	460,133
Robert Wann	94,750	5,957	7,853	11,687	147,617	267,864
Thomas R. Cangemi	77,550	2,807	1,873	11,687	133,879	227,796
James J. Carpenter	71,000	—	1,906	11,687	124,830	209,423
John J. Pinto	39,500	—	962	11,687	56,469	108,618

(a)	The value of the ESOP allocation is based on the $14.51 closing price of the Common Stock on December 31, 2009.

(b)	Represents a one-time payment authorized by the Compensation Committee to assist the NEOs with tax withholding obligations related to the vesting of restricted stock awards made in prior years. The payment was intended to encourage the NEOs to maximize their retention of the stock.

Grants of Plan-Based Awards

The following table provides information concerning the 2009 award opportunities for the NEOs under the Company’s non-equity and equity incentive plans.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards (3) ($)
	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Ficalora	250,000	1,000,000	1,500,000	438,000	1,750,000	2,625,000	2,481,000
Mr. Wann	131,000	525,000	788,000	175,000	700,000	1,050,000	992,400
Mr. Cangemi	70,000	280,000	420,000	140,000	560,000	840,000	793,920
Mr. Carpenter	63,000	250,000	375,000	125,000	500,000	750,000	694,680
Mr. Pinto	41,000	165,000	248,000	83,000	330,000	495,000	413,500

(1)	Represents 2009 non-equity incentive award opportunity levels under the Company’s Management Incentive Compensation Plan. In 2009, the NEOs were eligible for awards at the maximum level based on the performance of the Company. The Compensation Committee exercised its discretion to reduce the awards to the target level, such that the actual awards reflect an aggregate $1,285,000 reduction from the maximum award level. The awards were made on March 31, 2010.

(2)	Represents 2009 equity incentive compensation award opportunity levels. In 2009, the NEOs were eligible for awards at the maximum level based on the performance of the Company. The Compensation Committee exercised its discretion to reduce the awards below the maximum level, such that the actual awards reflect an aggregate $385,000 reduction from the maximum award level. The awards were made on March 31, 2010.

(3)	Represents the grant date fair value determined in accordance with FASB ASC Topic 718 of the 2009 equity incentive plan awards. The awards were made on March 31, 2010 in the form of restricted stock, and will be earned over a five-year vesting period.

Options Exercised and Stock Vested

The following table provides information concerning restricted stock vesting for the NEOs during the 2009 fiscal year. None of the NEOs exercised stock options during the 2009 fiscal year.

	Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Mr. Ficalora	45,000	499,650
Mr. Wann	26,000	289,120
Mr. Cangemi	23,600	262,212
Mr. Carpenter	22,000	244,490
Mr. Pinto	10,000	108,200

(1)	For Messrs. Ficalora, Wann, Cangemi, and Carpenter, the value realized on vesting is based on a market value of $11.32 and $10.67 per share on the applicable vesting dates (April 2 and April 4, 2009). For Mr. Pinto, the value realized on vesting is based on a market value of $10.67 and $10.92 per share on the applicable vesting dates (April 4 and April 20, 2009). The value realized on vesting is also the amount realized as 2009 income by each NEO.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options and outstanding restricted stock awards held by the NEOs as of December 31, 2009. All stock options are fully exercisable. The market value of unvested restricted stock is based on the $14.51 closing price of the Common Stock on December 31, 2009.

	Number of Securities Underlying Exercisable Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Mr. Ficalora	150,000	12.5025	12/21/11	185,000	2,684,350
	1,262,511	15.4125	01/24/12
	266,667	13.8450	07/24/12
	373,333	16.0575	01/21/13

Mr. Wann	177,777	12.5025	12/21/11	107,000	1,552,570
	533,512	15.4125	01/24/12
	266,667	13.8450	07/24/12
	373,333	16.0575	01/21/13

Mr. Cangemi	—	—	—	85,400	1,239,154

Mr. Carpenter	11,564	8.6475	01/18/11	78,000	1,131,780
	19,844	12.5025	12/21/11
	35,556	13.8450	07/24/12
	21,333	16.0575	01/21/13
	20,000	23.4975	09/16/13

Mr. Pinto	11,854	12.5025	12/21/11	52,000	745,520
	42,667	13.8450	07/24/12
	21,333	16.0575	01/21/13
	36,000	23.4975	09/16/13
	20,000	18.1700	04/05/15

Pension Benefits

The following table provides certain information, as of December 31, 2009, with respect to each pension plan that provides for payments or other benefits to the NEOs at retirement.(1)

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Mr. Ficalora	Supplemental Retirement Plan	33	2,125,842

Mr. Wann	Retirement Plan	17	332,746
	Supplemental Retirement Plan	17	97,523

Mr. Cangemi	Retirement Plan	0.4	3,500

Mr. Carpenter	Retirement Plan	9	76,870

Mr. Pinto	Retirement Plan	—	—

(1)	The Retirement Plan and Supplemental Retirement Plan were frozen by the Company as of September 30, 1999. Subsequent to the plan freeze, the similarly frozen pension plans of financial institutions acquired by the Company were merged into the Company’s frozen plan. The indicated benefit represents the present value of the executive’s accumulated benefit as of the date the plans were frozen. All amounts accrued by the Company with respect to the Plans subsequent to the freeze date reflect the effect of actuarial adjustments and do not increase the Executive’s benefit. Mr. Pinto did not participate in either plan. In 2009, as part of his individual tax and estate planning process, Mr. Ficalora received an in-service, lump sum distribution of his frozen Retirement Plan benefit as authorized by the plan based on his age and service and, therefore, has no remaining benefit due under the frozen plan.

Non-Qualified Defined Contribution Plan Benefits

The following table represents the value of the executive’s account balance at December 31, 2009 under the ESOP-related provisions of the Company’s Supplemental Executive Retirement Plan.

Value of Aggregate Balance at Last Fiscal Year-End ($)(1)
Mr. Ficalora	9,302,477
Mr. Wann	2,321,252

(1)	The plan, which was frozen as to annual allocations in 1999, credited the executive with shares of the Company’s Common Stock that could not be allocated to them directly under the Company’s ESOP as a result of applicable federal tax limitations. No allocations have been made since 1999. Messrs. Ficalora and Wann have 641,108 and 159,976 shares, respectively, allocated to their accounts under the frozen plan. The value presented is based on the closing price of $14.51 for the Common Stock on December 31, 2009. The share totals reflect the cumulative effect of nine stock splits in the form of stock dividends since the Company’s 1993 initial public offering and also include shares credited in the form of dividend reinvestment. For additional information regarding the plan, see Potential Post-Termination Payments and Benefits below.

Potential Post-Termination Payments and Benefits

Severance Under Employment Agreements

The Company maintains employment agreements with its CEO and other NEOs. The agreements, which are identical in form, provide for an initial three-year term and daily extension so that the contract term is always three years from the then-current date, unless either party provides written notice of non-renewal or termination, at which time the expiration date becomes fixed at three years from the date of notice or termination. The employment agreements also provide for the payment and annual review of base salary, the provision of employee benefits applicable to executive personnel, and eligibility to participate in incentive and stock-based compensation programs. The employment agreements allow the Company to terminate the executive’s employment for cause, as defined in, and subject to, procedures outlined, in the agreements. The executive receives no further payments or benefits under their agreement following a termination for cause. Upon the executive’s voluntary termination or death, the executive or his estate would receive only base salary and other compensation or benefits earned through the date of termination.

Under the agreements, the Company has the right to terminate the executive’s employment if he becomes disabled. Upon the executive’s termination of employment by reason of his disability, the executive’s full base salary would be continued through the date the executive begins to receive benefits under the Company’s long-term disability program. When the executive begins to receive long-term disability benefits, the Company is obligated to (i) continue paying the executive the difference between 60 percent of his base salary and the long-term disability benefit, and (ii) continue the executive’s employee benefits through the date the agreement would have otherwise expired.

Each executive may also terminate employment under the agreements for good reason (i.e., under circumstances outlined in the agreement and equivalent to constructive termination), and the Company may also terminate the executive without cause. Upon termination for good reason or termination without cause, the executive receives a lump sum benefit equal to the sum of base salary and other compensation earned through the termination date, plus the executive’s pro rata share of his annual incentive compensation for the year of termination determined by reference to the highest annual aggregate annual amounts of bonuses or other cash incentive compensation paid to the executive in any of the three calendar years preceding termination of employment. The executive also becomes entitled to a lump sum payment equal to the sum of (i) three times the highest total compensation paid to the executive during the three preceding years, including bonuses, cash and stock compensation, and other amounts reported on the executive’s Form W-2 (but excluding income realized from the exercise or disqualifying disposition of stock options); and (ii) three times the average amount contributed by or allocated to the executive under all tax-qualified benefit plans during the three preceding years. The executive also receives continued medical, dental, and life insurance benefits for a period of thirty-six months following termination of employment. In addition, if the executive’s termination of employment for good reason or without cause occurs on or after the effective date of a change in control, as defined in the agreement, all stock awards and stock options will accelerate and vest in full as of the executive’s termination date.

If the executive terminates employment due to disability or death within one year after the occurrence of a change in control or within one year after the commencement of preliminary steps leading to an eventual change of control, with the actual change in control taking place within two years after the executive’s termination of employment, the executive or his estate will receive the severance benefits described above, in the same manner as if the executive had terminated employment with good reason.

Section 280G of the Internal Revenue Code of 1986 provides that payments or benefits contingent upon a change in control that exceed three times an executive’s “base amount” (i.e., three times average annual taxable compensation over the five taxable years preceding the change in control) are “excess parachute payments.” Under Section 4999 of the Code, an executive who receives an excess parachute payment is subject to a 20% excise tax on the amount received in excess of the base amount, and the Company is unable to deduct a corresponding amount. In the event that any payments or benefits provided to the executives are subject to the excise tax, the employment agreements provide the executives with indemnification for these excise taxes and any additional income, employment, and excise taxes imposed as a result of the initial indemnification.

The following table summarizes the estimated severance payments and benefits available to the executives under their employment agreements in the event of their termination of employment as of December 31, 2009 in the indicated circumstances:

	Termination without Cause or for Good Reason ($)	Disability (1) ($)	Code Section 4999 Indemnification (2) ($)
Joseph R. Ficalora
Cash severance	8,714,463	1,550,000	9,024,814
In-kind benefits	29,916

Robert Wann
Cash severance	5,721,075	950,000	3,945,166
In-kind benefits	29,916

Thomas R. Cangemi
Cash severance	3,266,110	670,000	—
In-kind benefits	87,156

James J. Carpenter
Cash severance	2,795,116	550,000	2,263,896
In-kind benefits	41,616

John J. Pinto
Cash severance	2,031,315	210,000	1,192,939
In-kind benefits	19,116

(1)	Represents an undiscounted aggregate benefit of 100% base salary continuation for six months after termination by reason of disability and 60% base salary continuation for an additional 30 months reduced by the maximum annual long-term disability payments under the Company’s disability plan ($180,000).

(2)	The Section 4999 tax indemnification payment applies only if the executive’s termination severance payments and benefits, when aggregated with other payments and benefits made or provided in connection with the change in control, results in an excess parachute payment under Section 280G of the Code. Absent a change in control of the Company (within the meaning of Section 280G), no amount would be payable as tax indemnification if the executive’s employment were terminated in circumstances that give rise to a severance obligation.

Accelerated Vesting of Restricted Stock Awards

In the event of a change in control of the Company (as defined in our 2006 Stock Incentive Plan), all unvested shares of restricted stock held by our NEOs would vest. If a change in control has occurred on December 31, 2009, the value of the shares (based on a closing price of $14.51) subject to acceleration would have been as follows: Mr. Ficalora ($2,684,350); Mr. Wann ($1,552,570); Mr. Cangemi ($1,239,154); Mr. Carpenter ($1,131,780); and Mr. Pinto ($745,520).

Supplemental Change-in-Control ESOP Benefit

The Company maintains a nonqualified supplemental plan in connection with the ESOP that was designed to provide certain of our officers with benefits that cannot be allocated to them directly through the ESOP as a result of certain limitations under the Internal Revenue Code. Messrs. Ficalora and Wann have participated in the plan since 1993. The plan was amended in December 2002 to add Mr. Cangemi as a participant but only with respect to the separate change in control provision described below. The supplemental plan was frozen in 1999 with respect to annual allocations. However, in the event of a change in control of the Company (as defined in the plan), Messrs. Ficalora, Wann, and Cangemi, the only NEOs participating in the plan, would be credited with the value of the allocations they would have received under the plan had it been in effect on an annual basis since 1999 (2002 for Mr. Cangemi). The account balance would also be adjusted to reflect stock and cash dividends payable over the same period. Assuming a change in control had occurred at December 31, 2009, the value of the additional benefits payable under the plan (based on a closing price of $14.51) are estimated to be as follows: Mr. Ficalora ($7,232,335), Mr. Wann ($1,370,847), and Mr. Cangemi ($501,640).

Transactions with Certain Related Persons

The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons, and must not involve more than the normal risk of repayment or present other unfavorable features. The Community Bank from time to time may make mortgage loans to its directors, officers, and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income-producing properties to entities in which a director or officer has an ownership or, in the case of directors, a management interest, provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and are made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unaffiliated persons.

From time to time, in accordance with written policies, the Board of Directors reviews a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related-person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable, and within Company policy, and should be ratified and approved. The Board of Directors also reviews any transactions reported to the Board by the Company’s Corporate Secretary that are required to be reported under SEC regulations. Additionally, in accordance with federal regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Further, pursuant to the Company’s Code of Business Conduct and Ethics and other business standards applicable to them, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, any position or interest, financial or otherwise, which could materially conflict with an executive officer’s or director’s performance or which affects such executive officer’s or director’s independence or judgment concerning transactions between the Company, its customers, suppliers, or competitors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of the reports of ownership furnished to the Company, or written representations that no other reports were required, the Company believes that during the 2009 fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s Common Stock.

Audit Committee Report to Shareholders

The Audit Committee of the Company’s Board of Directors is composed of four non-employee, independent directors, and operates under a written charter adopted by the Board of Directors.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm for 2009. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (United States), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm in 2009 were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2009 audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in its reports, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2010.

The Audit Committee

Michael J. Levine, Chairman

Max L. Kupferberg

Robert S. Farrell

Dominick Ciampa

PROPOSAL 2.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009 was KPMG LLP. The Company’s Audit Committee has reappointed KPMG LLP to continue as the independent registered public accounting firm of the Banks and the Company for the year ending December 31, 2010, subject to ratification of such appointment by the Company’s shareholders. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if properly signed and dated, will be voted FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

Audit and Non-audit Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for fiscal 2009 and 2008, and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal 2009 and 2008.

	Year Ended
	2009		2008
Audit Fees	$1,000,000	(1)	$1,890,000	(1)
Audit-related Fees	635,000	(2)	372,000	(3)
Tax Fees	23,098	(4)	30,281	(4)
All Other Fees	—		34,000	(5)

(1)	Includes fees billed, or to be billed, for professional services rendered in connection with the audit of the Company’s annual financial statements, the review of its financial statements included in the Company’s quarterly reports, and the Sarbanes-Oxley Section 404 attestation.

(2)	Primarily reflects services rendered in connection with audits of the Company’s employee benefit plan financial statements, the audit of the opening balance sheet of the AmTrust Bank division acquired 12/4/09, issuance of comfort letters and consents relating to the Company’s filing of registration statements and offering circulars.

(3)	Primarily reflects services rendered in connection with audits of the Company’s employee benefit plan financial statements, issuance of comfort letters and consents relating to the Company’s filing of registration statements and offering circulars.

(4)	Includes fees for services rendered in connection with an acquisition cost recovery analysis performed by the Company, tax services relating to certain state and local tax matters, and tax audit support services.

(5)	Includes fees for services rendered in connection with the application of EITF 96-19 to New York Community Bancorp, Inc.’s debt restructuring transaction during the quarter ending June 30, 2008.

The Audit Committee will consider on a case-by-case basis, and, if appropriate, approve, all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2009, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

CORPORATE GOVERNANCE

General.  The Company periodically reviews its corporate governance policies and practices. This process includes comparing its current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company adopts any changes in corporate governance policies that the Board of Directors believes are best for the Company. As part of the Company’s continuing efforts to strengthen its corporate governance practices, protect the interests of its shareholders, and reflect the adoption of the New York Stock Exchange corporate governance rules, the Board of Directors has taken several important actions.

Corporate Governance Guidelines.  The Board has adopted and reviewed a set of Corporate Governance Guidelines, which are available on the corporate governance pages of the Company’s website, www.myNYCB.com, and are available in print to any shareholder who requests a copy. These Guidelines address, among other matters, the qualifications and responsibilities of directors; functions of the Board and Board committees; director compensation, training, and performance evaluations; and management performance evaluations and succession.

Director Independence.  The Board of Directors of the Company has determined that the following directors are “independent” within the meaning of the rules of the New York Stock Exchange: Donald M. Blake, Dominick Ciampa, Maureen E. Clancy, Hanif W. Dahya, Robert S. Farrell, William C. Frederick, M.D., Max L. Kupferberg, Michael J. Levine, Guy V. Molinari, and John M. Tsimbinos. Additionally, the Board has determined that each of the members of the Audit, Nominating and Corporate Governance, and Compensation Committees is independent in accordance with the listing standards of the New York Stock Exchange and, in the case of the members of the Audit Committee, the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of categorical independence standards. Such determinations are made not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationships (as such term is defined under the listing standards of the New York Stock Exchange) with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Directors Ciampa and Levine are principals in, or have ownership interests in, organizations that maintain lending relationships with the Community Bank, and Director Levine is a guarantor of a loan between the Community Bank and a family member. These Directors have fully disclosed such relationships to the Board, and the Board has determined that the subject loans do not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unaffiliated persons and, accordingly, the lending relationships maintained by the Community Bank with Messrs. Ciampa and Levine would not be inconsistent with a determination that they are independent directors of the Company. Further, both Director Ciampa and Levine possess significant knowledge of, and each is a principal in companies that actively participate in, the New York metropolitan area real estate market where the Banks currently conduct significant portions of their lending businesses. The Board has determined that it is in the best interests of the Banks and the Company not to exclude such potential borrowers from conducting business with the Banks in accordance with the arms-length terms described above, and under circumstances that are no more favorable than those available to the Banks’ other borrowers.

Board Leadership Structure and Board’s Role in Risk Oversight.  While the offices of Chairman of the Board and President and Chief Executive Officer are not separated, the Board has created the office of the Presiding Director to enhance Board independence and oversight. The Board has designated the Chairman of the

Nominating and Corporate Governance Committee to serve as the Board’s lead independent director. Among other things, the Presiding Director is responsible for:

•	serving as the presiding director to chair the Board’s executive sessions;

•	assisting the Board in assuring compliance with, and implementation of, the Company’s Corporate Governance Guidelines;

•	providing advice with respect to the selection of Committee chairs;

•	coordinating the agenda for, and moderating sessions of, the Board’s independent directors; and

•	acting as principal liaison between the independent directors and the Chairman of the Board on important issues.

The Presiding Director assists the Chairman of the Board with his Board duties, thereby allowing him to better focus on his growing responsibilities as President and Chief Executive Officer of running the Company, enhancing shareholder value, and expanding and strengthening our franchise. Donald M. Blake currently serves as the Presiding Director. Mr. Blake is independent under the listing requirements of the New York Stock Exchange.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Procedures to be Followed by Shareholders in Recommending Director Candidates.  It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

a.	the name of the person recommended as a director candidate;

b.	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

c.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

d.	the name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the

Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock;

e.	a statement disclosing whether such shareholder is acting with, or on behalf of, any other person and, if applicable, the identity of such person; and

f.	such other information as the Company may require in accordance with its established nomination procedures then in effect.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received at the principal executive office of the Company not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Code of Business Conduct and Ethics.  The Company maintains a Code of Professional Conduct applicable to all Company, Community Bank, and Commercial Bank employees that sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Code of Professional Conduct requires that the Banks’ employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s and the Banks’ best interests. The Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer are bound by the Code of Professional Conduct. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics for the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of the Company. A copy of that Code, which also applies to the Directors and all other employees of the Company, is available, free of charge, on the corporate governance pages of our website, www.myNYCB.com, and is available in print to any shareholder who requests a copy.

Communication with the Board of Directors.  Shareholders and other parties interested in communicating directly with the Presiding Director or with the non-management directors as a group may do so by writing to: Presiding Director, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Letters addressed to the Presiding Director will be opened by the Company’s Corporate Secretary, who will review them and forward a summary of such correspondence to the Presiding Director and, if applicable, the Board. If the Corporate Secretary determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, he will direct the item itself to the Presiding Director or other Board members. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Presiding Director as provided above and request copies of any correspondence.

ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Shareholders to be held in 2011, a shareholder proposal must be received by the Secretary of the Company, at the address set forth on the first page of this proxy statement, not later than December 24, 2010. If such Annual Meeting is held on a date more than thirty (30) days from June 3, 2011, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such Annual Meeting. Any such proposal will be subject to the proxy rules adopted by the SEC.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by, or at the direction of, the Board of Directors may be conducted at a special meeting.

The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Attendance at the Annual Meeting

If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. When you arrive at the Annual Meeting, you will be asked to present this admission ticket and photo identification, such as a driver’s license. If you hold your Common Stock in street name, you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your Common Stock held in street name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

Other Matters Which May Properly Come Before the Annual Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to sign, date, and return your proxy card or to vote via the Internet or by telephone promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Online Delivery of Proxy and Other Materials

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe that the rules will allow us to provide our shareholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 23, 2010, the proxy materials for the 2010 Annual Meeting (which includes the 2009 Annual Report to Shareholders) have been available at the following web site: www.proxyvote.com. Shareholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Shareholders who are not eligible to vote at the Annual Meeting may find our 2009 Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement on the Investor Relations portion of our Company website.

We encourage all of our shareholders who have Internet access to receive future proxy materials online rather than through the U.S. mail delivery system. By electing to receive our materials electronically, you will be supporting our efforts to add to shareholder value. Other benefits of this service include:

•

Receiving shareholder communications, including the Company’s annual report to shareholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

•	Enjoying easier access to convenient online voting; and

•	Eliminating bulky paper documents from your personal files.

Householding of Proxy Statements and Annual Reports

The SEC has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report has been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.myNYCB.com, by selecting “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by e-mail (ir@myNYCB.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.

If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact BNY Mellon Investor Services either by phone at (866) 293-6077, by e-mail at shrrelations@melloninvestor.com, or by mail at 480 Washington Boulevard, Jersey City, New Jersey 07310. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

If, on the other hand, you are a multiple shareholder sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact BNY Mellon Investor Services at one of the numbers or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, accompanies this proxy statement. An additional copy will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,

Westbury, New York	R. Patrick Quinn
April 23, 2010	Executive Vice President,
Chief Corporate Governance Officer, and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE VIA THE INTERNET OR TELEPHONE.

C/O BNY MELLON SHAREOWNER SERVICES 480 WASHINGTON BOULEVARD JERSEY CITY, NJ 07310

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.	M24537-P90967 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW YORK COMMUNITY BANCORP, INC. The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors	☐	☐	☐
Nominees: 01) Donald M. Blake
02) Michael J. Levine
03) Guy V. Molinari
04) John M. Tsimbinos

The Board of Directors recommends that you vote FOR the following proposal:	For	Against	Abstain

2.        The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2010.

NOTE: If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgement.

	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

NEW YORK COMMUNITY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 3, 2010

10:00 a.m. Eastern Time

Sheraton LaGuardia East Hotel

135-20 39th Avenue

Flushing, New York

You must present this admission ticket in order to gain admittance to the Annual Meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder will be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices, and other electronic devices will not be permitted during the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M24538-P90967

REVOCABLE PROXY

NEW YORK COMMUNITY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 3, 2010

10:00 a.m., Eastern Time

The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on Thursday, June 3, 2010 at 10:00 a.m., Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York, and at any and all adjournments thereof, as set forth on the reverse side.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR

VOTE VIA THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated, and signed, on the other side)

NEW YORK COMMUNITY BANCORP, INC.

615 Merrick Avenue

Westbury, NY 11590

April 23, 2010

Dear Plan Participant:

On Thursday, June 3, 2010, New York Community Bancorp, Inc. (the “Company” or “NYCB”) will hold its Annual Meeting of Shareholders. In connection with this meeting, two proposals are being presented to our shareholders for a vote.

As a participant in one or more of the stock-related plans (the “Stock Plans”) listed at the end of this letter, you are entitled to provide instructions as to how you would like the trustees for the Stock Plans to vote the shares of NYCB common stock credited to your Stock Plan account(s).

The respective trustees will vote the shares of NYCB common stock held in your Stock Plan account(s) in accordance with your timely instructions. Shares that are held in your Stock Plan account(s) for which no voting instructions are provided, or for which timely instructions are not received, will be voted proportionately to voting instructions that are received from other Plan participants. Furthermore, in the case of shares held in the NYCB Employee Stock Ownership Plan (“ESOP”) Trust, all unallocated shares held in the ESOP Trust will be voted proportionately to voting instructions that are provided on the allocated shares, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

To provide your voting instructions, please complete the enclosed Voting Instruction Form and return it by Thursday, May 13, 2010 to the NYCB Benefits Unit, Human Resources, New York Community Bancorp, Inc., 1601 Veterans Memorial Highway, Ste 205, Islandia, NY 11749. For your convenience, an envelope marked “Confidential” is enclosed.

In addition, please note that if you or your family holds shares of NYCB common stock outside of the Stock Plans, you can expect to receive a proxy card for those shares in a separate mailing.

In connection with the Annual Meeting, the Company has published the 2010 Notice of Annual Meeting and Proxy Statement, which will provide you with information on the Company and the proposals that will be presented at the Annual Meeting on June 3rd. The Company also has issued its 2009 Annual Report to Shareholders. Please review these documents prior to completing your Voting Instruction Form. For your convenience you can obtain these documents by visiting our web site, www.myNYCB.com, and following these simple instructions:

1.	Click on “Investor Relations”
2.	Click on “SEC Documents”
3.	Click on “Latest Annual Report”
4.	Go back to “Documents”
5.	Click on “Latest Proxy Statement”

If you prefer to receive a hard copy of the 2009 Annual Report to Shareholders or the 2010 Notice of Annual Meeting and Proxy Statement, please contact the NYCB Benefits Unit at 631-650-8779. A supply of these Annual Meeting documents is also available at every branch.

Sincerely yours,

THE NYCB BOARD OF DIRECTORS

This letter and Voting Instruction Form are being sent to participants in the NYCB ESOP, the NYCB Employee Savings Plan, and the NYCB 2006 Stock Incentive Plan.

VOTING INSTRUCTION FORM

I, the undersigned, understand that the Stock Plan Trustees are the holders of record and custodians of all shares of New York Community Bancorp, Inc. (the “Company”) common stock credited to my accounts under the Stock Plans in which I am a participant. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on June 3, 2010 or at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

I hereby instruct the Stock Plan Trustees to vote all shares credited to me as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary).

	Nominees:	Donald M. Blake, Michael J. Levine, The Honorable Guy V. Molinari and John M. Tsimbinos

	FOR	VOTE WITHHELD

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name on this line:

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2010.

	FOR	AGAINST	ABSTAIN

The Trustees are hereby authorized to vote any shares attributable to me in their capacities as indicated.

Print your name on this line	Your signature

Date

Please date, sign, and return this form in the envelope provided by no later than Thursday, May 13, 2010, to the NYCB Benefits Unit, New York Community Bancorp, Inc., 1601 Veterans Memorial Highway, Ste. 205, Islandia, NY 11749.

NEW YORK COMMUNITY BANCORP, INC.

615 Merrick Avenue

Westbury, NY 11590

April 23, 2010

Dear Retiree:

On Thursday, June 3, 2010, New York Community Bancorp, Inc. (the “Company” or “NYCB”) will hold its Annual Meeting of Shareholders. In connection with this meeting, two proposals are being presented to our shareholders for a vote.

As a participant in one or more of the stock-related plans (the “Stock Plans”) maintained by the Company or New York Community Bank listed at the end of this letter, you are entitled to provide instructions as to how you would like the trustees for the Stock Plans to vote the shares of NYCB common stock credited to your Stock Plan account(s).

The respective trustees will vote those shares of NYCB common stock held in your Stock Plan account(s) in accordance with your timely instructions. Shares that are held in your Stock Plan account(s) but for which no voting instructions are provided, or for which timely instructions are not received, will be voted proportionately to voting instructions received from other Plan participants. Furthermore, in the case of shares held in the NYCB Employee Stock Ownership Plan (“ESOP”) Trust, all unallocated shares held in the ESOP Trust will be voted proportionately to voting instructions that are provided on the allocated shares, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

To provide your voting instructions, please complete the enclosed Voting Instruction Form and return it by Thursday, May 13, 2010 to the NYCB Benefits Unit, Human Resources, New York Community Bancorp, Inc., 1601 Veterans Memorial Highway, Ste 205, Islandia, NY 11749. For your convenience, an envelope marked “Confidential” is enclosed.

In addition to the Voting Instruction Form, we are providing you with a Notice of Annual Meeting and Proxy Statement, dated April 23, 2010, together with a copy of the Company’s 2009 Annual Report to Shareholders.

Please note that if you or your family holds shares of NYCB common stock outside of the Stock Plans, you can expect to receive a separate mailing with regard to the voting of those shares. This letter and Voting Authorization Form pertain only to those shares held through the Stock Plans.

Should you have any questions, please contact the NYCB Benefits Unit at 631-650-8779.

Sincerely yours,

THE NYCB BOARD OF DIRECTORS

This letter and Voting Instruction Form are being sent to participants in the NYCB ESOP, the NYCB Employee Savings Plan, and the NYCB 2006 Stock Incentive Plan.

VOTING INSTRUCTION FORM

I, the undersigned, understand that the Stock Plan Trustees are the holders of record and custodians of all shares of New York Community Bancorp, Inc. (the “Company”) common stock credited to my accounts under the Stock Plans in which I am a participant. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on June 3, 2010 or at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

I hereby instruct the Stock Plan Trustees to vote all shares credited to me as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary).

	Nominees:	Donald M. Blake, Michael J. Levine, The Honorable Guy V. Molinari and John M. Tsimbinos

	FOR	VOTE WITHHELD

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name on this line:

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2010.

	FOR	AGAINST	ABSTAIN

The Trustees are hereby authorized to vote any shares attributable to me in their capacities as indicated.

Print your name on this line	Your signature

Date

Please date, sign, and return this form in the envelope provided by no later than Thursday, May 13, 2010, to the NYCB Benefits Unit, New York Community Bancorp, Inc.,1601 Veterans Memorial Highway, Ste 205, Islandia, NY 11749.